EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 7, 1997 and December 16, 1996 (and to all references to our Firm) included in or made part of this Registration Statement on Form S-8.

/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
November 10, 1997


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                                                                EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


Dear Sirs:

As independent public accountants with respect to Chicago Bridge & Iron Company N.V., we hereby consent to the use of our audit report, addressed to the shareholder of Chicago Bridge & Iron Company N.V. in respect of the December 31, 1996 balance sheet and to all references to our Firm in the form and context in which they are incorporated by reference from pages F-52 through F-54 of the Registration Statement on Form S-1 in this Registration Statement on Form S-8 dated November 12, 1997.

It should be noted that we have not made an examination of any financial statements of Chicago Bridge & Iron Company N.V. as of any date or for any period subsequent to December 31, 1996, the date of the latest financial statements covered by our report.

Very truly yours,

/s/ ARTHUR ANDERSEN & CO.

Amsterdam
November 10, 1997